Exhibit 1(g)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                              ARTICLES OF AMENDMENT

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that;

                  FIRST: The charter of the Corporation, as heretofore amended, is hereby amended by striking out the first paragraph of ARTICLE V and inserting in lieu thereof the following:

                                    ARTICLE V

                                  CAPITAL STOCK

                  The total number of shares of all classes of stock, including those previously authorized, which the Corporation shall have authority to issue is One Billion Eight Hundred Million (1,800,000,000) shares of a par value of Ten Cents ($.10) per share and an aggregate par value of One Hundred Eighty Million Dollars ($180,000,000). The shares shall be divided into three classes of Common Stock which are designated as Insured Portfolio Common Stock, High Yield Portfolio Common Stock, and Limited Maturity Portfolio Common Stock, as follows:

            Class                                    Number of Authorized Shares
            -----                                    ---------------------------
Insured Portfolio Common Stock.......................        750,000,000
High Yield Portfolio Common Stock....................        750,000,000
Limited Maturity Portfolio Common Stock..............        300,000,000

                  SECOND: The amendment of the charter of the Corporation at hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                  THIRD:

                  (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

                  Nine Hundred Million (900,000,0000 shares of capital stock divided into three classes of Common Stock each of which consists of Three Hundred Million (300,000,000) shares of the par value of Ten Cents ($.10) per share.

                  (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

                  One Billion Eight Hundred Million (1,800,000,000) shares of capital stock divided into three classes of common stock each of which, with the exception of the class designated as Limited Maturity Common Stock, consists of Seven Hundred Fifty Million (750,000,000 shares of the par value of Ten Cents ($.10) per share. The class of common stock designated as Limited Maturity Portfolio Common Stock consists of Three Hundred Million (300,000,000) shares of the par value of Ten Cents ($.10) per share.

                  (c) The information required pursuant to ss. 2-607(b)(2)(i) of the General Corporation Law of Maryland was not changed by the foregoing amendment.

                  In witness whereof: MERRILL LYNCH MUNICIPAL BOND FUND, INC. has caused these presents to be executed in its name and on its behalf by its Vice President and attested by its Secretary as of March 2, 1987.

                                          MERRILL LYNCH MUNICIPAL BOND
                                          FUND, INC.


                                          By: /s/ Kenneth A. Jacob
                                              ----------------------------
                                              Kenneth A. Jacob
                                              Vice President
ATTEST:


/s/ Mark B. Goldfus
------------------------------
Mark B. Goldfus
Secretary

                  The undersigned, Vice President of MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          MERRILL LYNCH MUNICIPAL BOND
                                          FUND, INC.


                                          By: /s/ Kenneth A. Jacob
                                              ----------------------------
                                              Kenneth A. Jacob
                                              Vice President


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